                                                                   EXHIBIT 10.42








           CONTRACT FOR THE PROVISION OF TECHNICAL SUPPORT SERVICES


                                    BETWEEN


                              PCsupport.com, Inc.


                                      AND


                                 Skyenet Inc.

THIS AGREEMENT is made the 13th day of March 2001 (the "Commencement Date") is made between PCSUPPORT.COM, INC., incorporated under the laws of the State of Nevada, whose principal office is at 3605 Gilmore Way, Suite 300, Burnaby, British Columbia, V5G 4X5 Canada ("PCsupport.com") and Internet Services Management Group, Inc and Subsidiaries and Affiliates d/b/a Hypervine , a corporation incorporated under federal laws of Indiana having its principle pace of business at 3625 Park Place Suite 150, Mishawaka, IN 46545 ("Skyenet", or the "Company")

WITNESSES THAT WHEREAS:

(A) PCsupport.com is a provider of professional and expert Information Technology (IT) technical support services for businesses using the telephone and the Internet as a means of delivering those services.

(B) The Company hereby subscribes for such professional and expert IT support services for the Company's employees or customers on the terms and conditions below.

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agrees as follows:

                             Terms And Conditions
                             --------------------

ARTICLE 1 - INTERPRETATION

1.1  Defined Terms.  In this Agreement and all schedules, exhibits and riders
     -------------
     hereto or amendments hereof:

  a) "Agreement" means this agreement, these terms and conditions, all
  --
     schedules and exhibits hereto and all instruments supplemental hereto or in any amendment or confirmation hereof.

  b) "Company Marks" means the Company's registered and unregistered
  --
     trademarks, trade names, business names, logos and other indicia including the Company's domain name used by the Company for identifying its goods and services.

  c) "Company Site" means the website operated by the Company identified by the
  --
     Company's domain name or any successor web site, including all sub-sites containing the same branding, look and feel and functionality.

  d) "Confidential Information" means any Intellectual Property relating to a
  --
     party's business, product, customer and supplier databases, business methods or service plans, designs, costs, prices, data, names, finances, marketing plans, business opportunities, personnel, research development but does not include information that: (i) is or becomes generally known or available by publication, commercial use or otherwise through no fault of the receiving party; (ii) is known and has been reduced to tangible form by the receiving party at the time of disclosure and is not subject to restriction; (iii) is independently developed or learned by the receiving party; (iv) is lawfully obtained from a third party that has the right to make such disclosure; or (v) is made generally available by the disclosing party without restriction on disclosure.

  e) "Customer" means any person that the Company makes available to the
  --
     HelpDesk Services through the PC Support Application in connection with the use of the Company's hardware, software or services.

  f) "Incident" means a unique customer question asked through any medium: chat,
  --
     email, or phone; closure of the Incident may require multiple customer contacts.

  g) "Intellectual Property" includes copyrights, copyright registrations,
  --
     copyright registration applications, patent rights (including but not limited to issued or granted patents and patent applications), trademarks, trademark registrations and applications, domain name and domain name applications, registered and unregistered design rights, integrated circuit and semi-conductor topographies, mask works, rights of priority, confidential processes and information, trade secrets, know how, inventions, inventor's notes, drawings and designs and all rights in any of the foregoing, by whatever names those various rights may be known as anywhere in the world, and all such other rights of a like nature.

  h) "pages" and "web pages" means Hyper Text Markup Language (HTML) documents
  --
     accessible over the world wide web.

  i) "HelpDesk Services" means the technical support services listed in
  --
     Exhibit A that will be available from time to time from PCsupport.com. This suite of services consists of both telephone and web based support services.

  j) "MyHelpDesk Application" means the PCsupport.com-maintained web-based
  --
     facility which provides the online technical support services that form a part of the entirety of the HelpDesk Services.

  k) "PCsupport.com Marks" means PCsupport.com's registered and unregistered
  --
     trademarks, trade names, business names, logos and other indicia including PCsupport.com's domain name used by PCsupport.com for identifying its goods and services.

1.2 Unless the context otherwise requires, the singular shall include the plural and vice versa and words importing one gender shall include the other genders

                                       3
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1.3  Capital Letters. Words and phrases with initial capital letters used herein
     ---------------
     have the meanings given to them in this Agreement.

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1.4  Currency.  Unless otherwise specified, all dollar amounts referred to in
     --------
     this Agreement shall be deemed to refer to the currency of the United States of America.

1.5  Time.  Time shall be of the essence in this Agreement.
     ----

1.6  Governing Law.  This Agreement shall be governed by and construed in
     -------------
     accordance with the laws of the State of Washington and each of the parties hereby irrevocably attorns to the jurisdiction of the courts of the State of Washington.

1.7  General Application. Except as otherwise agreed upon in writing, the terms
     -------------------
     of this Agreement will govern the relationship between PCsupport.com and the Company in respect thereof.


ARTICLE 2 - TERM

2.1 The term of this contract (referred to, together with any renewal term, as the "Term") shall be for a period of three (3) years commencing on the 12th day of April, 2001, subject to earlier termination as set forth in this agreement. This contract may be renewed for a period of one (1) year by the Company giving written notice of the renewal to PCsupport.com not later than sixty (60) days prior to the end of the 3 year term.


ARTICLE 3 - PROVISION OF PC SUPPORT SERVICES

3.1  Services Provided.  The HelpDesk Services are listed on Exhibit A attached
     -----------------
     hereto. PCsupport.com does not guarantee that all of the HelpDesk Services will be continuously maintained and available to Customers except where noted in Exhibit C. Email an Expert, Live Chat, Desktop Sharing and, after launch, FirstHELP, will always be available, otherwise, PCsupport.com may alter, discontinue or add to the HelpDesk Services available to Customers at its sole discretion except where noted in Exhibit C. PCsupport.com will give the Company 90 days prior written notice of any change in the price or availability of any of the HelpDesk Services available to the Company. PCsupport.com will maintain and continue to develop the MyHelpDesk Application in accordance with its usual business practices.

3.2  Reporting.  On a monthly basis, PCsupport.com will use commercially
     ---------
     reasonable endeavors to prepare a summary of the relevant service histories of Customers' use of the HelpDesk Services and provide such information to the Company, provided that PCsupport.com makes no other warranties or representations to the Company as to the accuracy thereof.

3.3  Hosting HelpDesk Services.  Subject to any force majeure, PCsupport.com
     -------------------------
     will host the MyHelpDesk Application on its servers.

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3.4  Delivering HelpDesk Services.  The Company will work, with PCsupport.com's
     ----------------------------
     assistance, to design and host a section of the Company's Site likely labeled "Support" or as some other word, phrase or symbol reasonably acceptable to PCsupport.com which will include one or more web pages that describe the HelpDesk Services available to Customers and provide a link to the MyHelpDesk Application. The Company will make such page or pages available within 30 days of the Commencement Date.

3.5  PCsupport.com Provisioning and Availability.  Subject to any force majeure,
     -------------------------------------------
     and to details of service levels more fully described in Exhibit B, PCsupport.com will maintain the service levels for Internet-delivered services detailed in Exhibit C and for telephone-delivered services detailed in Exhibit E.


ARTICLE 4 - HELPDESK SERVICES

4.1  HelpDesk Services.  PCsupport.com will make the HelpDesk Services listed in
     -----------------
     Exhibit A available to Customers. The MyHelpDesk Application detailed feature list is listed in Exhibit D.

4.2  MyHelpDesk Application Modifications.  PCsupport.com will modify the
     ------------------------------------
     MyHelpDesk Application such that the Company's logo is integrated into the MyHelpDesk Application with the reasonable consent of Company, such consent not to be unreasonably withheld.

4.3  Company's Site Modifications.  The Company will be responsible for making
     ----------------------------
     changes to the Company's Site to describe the HelpDesk Services and to provide the Company's Customers a link by which to access the MyHelpDesk Application.

4.4  Timing.  PCsupport.com will use commercially reasonable endeavors to make
     ------
     the HelpDesk Services available for the Company's use within 30 days of the Commencement Date.

4.5  Registration Process.  PCsupport.com and the Company will agree to a format
     --------------------
     to pass Customer registration information from the Company to PCsupport.com such that Customers will be authorized to access the HelpDesk Services. All Customer information provided by either the Company or PCsupport.com to the other will be governed by the privacy policy of the provider and will be protected by commercially reasonable security methods.

4.6  Links to Company.  PCsupport.com may maintain a link to the Company's Site
     ----------------
     on its web page that lists all users of the HelpDesk Services as permitted by those users from time to time. The parties will reasonably agree on a plan under which the Company will use commercially reasonable endeavors to promote the HelpDesk Services on its website and in other media and marketing material.

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4.7  Further Marketing.  Upon mutual agreement, the Company and PCsupport.com
     -----------------
     will cooperate to develop and pursue further co-marketing and cross-promotional endeavors to promote each other's goods and services.


ARTICLE 5 - TRADEMARKS, PRIVACY

5.1  Use by PCsupport.com.  The Company hereby grants PCsupport.com a limited,
     --------------------
     non-exclusive right and license to use, during the term of this Agreement only, the Company's Marks on the MyHelpDesk Application and on PCsupport.com's website and as otherwise contemplated herein provided that PCsupport.com will conform to the Company's policies regarding use of its trademarks and obtain the Company's express consent prior to publishing any web pages or other media containing any of the Company's Marks.

5.2  Use by Company.  PCsupport.com hereby grants the Company a limited, non-
     --------------
     exclusive right and license to use, during the term of this Agreement only, PCsupport.com's Marks on the Company's Site, printed materials and as otherwise contemplated herein provided that the Company will conform to PCsupport.com's policies regarding use of its trademarks and submit for approval to PCsupport.com any web pages or other media containing any of PCsupport.com's Marks.

5.3  No Use or Registration of PCsupport.com Marks. The Company will not use or
     ----------------------------------------------
     register as a trademark any mark that is likely to be confusing with any PCsupport.com Marks nor will the Company authorize any third parties including any Customer to use any PCsupport.com Marks.

5.4  PCsupport.com Indemnity.  The Company will indemnify and save PCsupport.com
     -----------------------
     harmless from all claims, suits, losses, damages, liabilities expenses, penalties and costs (including legal costs) suffered by or imposed upon PCsupport.com as a result of any claim of infringement by any third party with respect to the Company's Marks and the Company covenants to undertake at its sole cost all defenses thereof.

5.5  Company Indemnity.  Subject to subsection 7.1, PCsupport.com will indemnify
     -----------------
     and save the Company harmless from all claims, suits, losses, damages, liabilities expenses, penalties and costs (including legal costs) suffered by or imposed upon the Company as a result of any claim of infringement by any third party with respect to PCsupport.com's Marks and PCsupport.com covenants to undertake at its sole cost all defenses thereof.

5.6  Privacy Issues.  PCsupport.com and the Company will each observe all
     --------------
     privacy policies from time to time established by the other and all applicable privacy legislation with respect to Customers and their use of the HelpDesk Services and the MyHelpDesk Application.

5.7  Indemnity Procedures.  The party seeking indemnification pursuant to
     --------------------
     Section 5 of this Agreement (the "Indemnified Party"), will give prompt notice to the other party (the "Indemnified Party"). In addition, the Indemnified Party will allow the Indemnifying Party to direct the defense and settlement of any such claim, with counsel of the Indemnifying Party's chossing, and will provide the Indemnifying Party, at the Indemnifying Party's expense, with information and assistance that is reasonably necessary for the defense and settlement of the claim. The Indemnified Party reserves the right to retain counsel at the Indemnified Party's sole expense, to participate in the defense of any such claim. If the terms of such settlement would adversely affect the Indemnified Party's rights under the Agreement, the Indemnifying Party shall not settle any such claim or alleged claim without first obtaining the Indemnified Party's prior written consent, which consent shall not be reasonably withheld.

5.8  Protection of Confidential Information.  Each of the parties acknowledges
     --------------------------------------
     that in the course of the provision of PC Services to Customers under this Agreement, they will acquire certain Confidential Information of the other party, and each hereby agrees and covenants to:


     a) keep secret and retain in the strictest confidence all Confidential Information of the other party;

     b) not disclose any Confidential Information of the other party to any third party, either during or after the term of this Agreement except as required under this Agreement or with the express written consent of the other party;

     c) use any of the other party's Confidential Information for any purpose other than to perform their respective responsibilities under this Agreement; and

     d) take the same measures to protect the Confidential Information of the other party received by it, as it prudentially should take with respect to its own Confidential Information.

5.9  Ownership of Confidential Information.  All Intellectual Property in and to
     -------------------------------------
     the HelpDesk Services, PCsupport.com's business methods in delivering the HelpDesk Services, the design and functionality of the MyHelpDesk Application, the design and functionality of any Company web pages authored by PCsupport.com and PCsupport.com's website belong solely to PCsupport.com and the Company does not and will not acquire any rights therein except as specifically provided for herein. Notwithstanding the foregoing, any copy and content related solely to the look and feel of Company's logo and other branding which does not affect the design or operation of PCsupport.com's business methods in delivering the HelpDesk Services, or the design and functionality of the MyHelpDesk Application, shall remain the property of the Company.

5.10 Remedies.  Each party acknowledges that a breach by it or any of its
     --------
     affiliates of any of the covenants contained in this Agreement would result in damages to the other party and that such injured party may not be adequately compensated for such damages by monetary award alone. Accordingly, each party agrees that in the event of any such breach or anticipated breach, in addition to any other remedies available at law or otherwise, the other party shall be entitled as a matter of right to apply to a court of competent jurisdiction for relief by way of injunction, restraining order, decree or otherwise as may be appropriate to ensure compliance by the breaching party and its affiliates with the provisions of this Agreement. Any remedy expressly set out in this Agreement shall be in addition to and not inclusive of or dependent upon the exercise of any other remedy available at law or otherwise.

ARTICLE 6 - TECHNICAL SUPPORT COSTS AND DELIVERY

6.1  Implementation.  Upon receipt of the Initial Setup Fee and the Deposit
     ---------------
     listed in Exhibit B, PCsupport.com will schedule the implementation of HelpDesk Services for Company; such implementation to be complete within 30 days. Company will provide to PCsupport.com details of its customer base, including names, email addresses, and such other information reasonably agreed to among the Parties at least one week prior to the implementation of HelpDesk Services.

6.2  HelpDesk Service Options.  PCsupport.com will provide HelpDesk Services to
     -------------------------
     Company according to Option 2 of Exhibit B. Company shall be entitled to switch options by giving 30 days written notice to PCsupport.com. PCsupport.com will provide Sales and Signup Services to Company per Exhibit B.

6.3  Monthly Billing.   Billing is done on the first day of the month for
     ---------------
     services provided in that month. Initial monthly billing is targeted at [ + ]. Monthly billing may be adjusted for actual usage as specified more fully in Exhibit B. The Company agrees to submit payment owed to PCsupport.com for the provision of HelpDesk Services no later than the first day of the current month. For the first month, billing will be pro-rated for the number of days that services will be provided in the first month, and Company will be credited for Deposit made per Exhibit B. Overdue accounts will bear interest at the rate of 2% per month.

6.4  Taxes Extra. The Company will be responsible for payment of all applicable
     -----------
     sales value-added and like taxes and charges of any kind imposed by any federal, provincial, state or local governmental entity for products or services provided under this Agreement.


_____________________
+ Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

6.5  Auditing.  PCsupport.com shall keep and maintain accurate books of and
     --------
     account records covering all transactions relating to this Agreement. The Company or its designee shall be entitled to (i) audit and inspect such books and records at the Company's expense once per quarter at any time during or up to 1 year after the termination of the Agreement during reasonable business hours and upon 20 days prior written notice to PCsupport.com, and (ii) make copies and summaries of such books and records. PCsupport.com shall retain all such books of account and records for a minimum of 1 year after termination of this Agreement. If the Company's duly authorized representative discovers a deficiency in the monies charged by PCsupport.com for any period under audit (an "Audit Deficiency"), PCsupport.com shall promptly pay such Audit Deficiency to the Company unless such amounts are reasonably disputed by PCsupport.com. In the event, PCsupport.com, or its authorized representative, conducts its own audit, the Company at its sole election, may have access to and make copies of all reports and documentation generated from such audit in lieu of conducting its own audit. The Company shall be charged for such reasonable costs incurred while reproducing any reports or documentation.


ARTICLE 7 - LIMITATIONS ON WARRANTIES

7.1  Limitation of PCsupport.com's Liability.  PCsupport.com will use its
     ---------------------------------------
     commercially reasonable best endeavors to provide reliable technical support through the HelpDesk Services in a reasonable and workmanlike manner. The Company, however, acknowledges that, because of the nature of the HelpDesk Services and the manner in which Customers may use and alter the use of their computers, PCsupport.com cannot assure the Company or Customers that the HelpDesk Services will be correct or effective. In no event will PCsupport.com or any of its officers, directors, employees, shareholders or representatives be liable for any special, indirect, incidental, exemplary or consequential damages, even if PCsupport.com has been notified of the possibility or likelihood of such damages occurring, regardless of the form of action, arising out of or related to the performance of the Agreement, except for those caused by the gross negligence or willful misconduct of PCsupport.com, its employees or agents, provided that the foregoing shall not limit PCsupport.com's obligation under Section 5 to indemnify, defend and hold the Company harmless against amounts payable to third parties. In no event will PCsupport.com's liability for any damages to the Company or any third party ever exceed the amount received by PCsupport.com under this Agreement, regardless of the form of action.

7.2  Limitation of Company's Liability. In no event will Company or any of its
     ---------------------------------
     officers, directors, employees, shareholders, or representatives be liable for any special, indirect, incidental, exemplary or consequential damages arising out of or related to the performance of the Agreement, except for those caused by the gross negligence or willful misconduct of Company, its employees or agents, provided that the foregoing shall not limit Company's obligation under Section 5 to indemnify, defend and hold PCsupport.com harmless against amounts payable to third parties.

7.3  Contracts with Customers.  The Company will ensure that all Customers
     ------------------------
     execute or otherwise effectively accept and are bound by a contract that limits PCsupport.com's liability to such Customer for use of or reliance on the MyHelpDesk Application or HelpDesk Services to nil. Neither Party nor its employees nor agents shall offer to Customers warranties or representations for the Company's HelpDesk Services which would obligate or otherwise bind either Party beyond any warranty or representation expressly set forth in this Agreement.

7.4  Warranty.  PCsupport.com disclaims all express or implied warranties
     --------
     INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.


ARTICLE 8 - TERMINATION

8.1  Termination.  Either party may at its option terminate this Agreement with
     -----------
     immediate effect, if:

     a) the other party fails to correct any breach of any warranty, representation or other material provision of this Agreement within 30 days written notice of such breach;

     b) upon written notice if (i) all or a substantial portion of the assets of the other party are transferred to an assignee for the benefit of creditors, to a receiver or to a trustee in bankruptcy, (ii) a proceeding is commenced by or against the other party for relief under bankruptcy or similar laws and such proceeding is not dismissed within 60 days, or (iii) the other party is adjudged bankrupt; or

     c) a force majeure (as defined in section 9.3) persists for more than 60 days.

8.2  Termination for Convenience.  Either party may at its option terminate this
     ---------------------------
     Agreement by giving 90 days written notice to the other party. Notwithstanding the foregoing, if in PCsupport.com's sole reasonable opinion, the call pattern of Company's customers deviates significantly from that listed in Appendix B, then PCsupport.com shall have the right to reasonably adjust the pricing of HelpDesk Services to reflect the true call pattern upon 30 days notice to Company.

8.3  Effect of Termination. If this Agreement is terminated, then the Company
     ---------------------
     and all Customers will forthwith cease to be entitled to access or use the HelpDesk Services, the MyHelpDesk Application or any other service or web pages provided or maintained by PCsupport.com. Each party's license to use the other party's Marks will cease. Within 20 business days of such termination, PCsupport.com shall provide to the Company a status report detailing all outstanding customer issues provided that the Company is not in breach of any provision of this Agreement.


ARTICLE 9 - MISCELLANEOUS PROVISIONS

9.1  Assignment.  The Company may not assign or transfer its rights or
     ----------
     obligations under this Agreement without prior written consent of PCsupport.com, which consent PCsupport.com may withhold for any reason and any attempt by the Company to assign or delegate any rights, duties or obligations which arise under this Agreement without such consent is void.

9.2  Severability.  If any provision of this Agreement is held to be invalid or
     ------------
     unenforceable under applicable law, the remaining provisions of this Agreement will remain in full force and effect and will in no way be affected, impaired, or invalidated unless removal of the provision at issue results in a material change to this Agreement.

9.3  Force Majeure.  Neither party shall be held liable for any delay or failure
     -------------
     in the performance of any part of this Agreement from any cause beyond its control and without its fault or negligence, including without limitation, acts of God, acts of civil or military authority, government regulations, embargoes, epidemics, war, terrorist acts, riots, injunctions, fires, explosions, earthquakes, nuclear accidents, floods, power blackouts, or unusually severe weather conditions.

9.4  Independent Contractors.  Nothing in this Agreement shall be deemed to
     -----------------------
     create or give rise to a partnership or joint venture between the parties. Neither party shall have the authority to, or shall attempt to, bind or commit the other party for any purpose except as expressly provided herein.

9.5  No Waiver; Severance.  No failure on the part of either party to exercise,
     --------------------
     no delay in exercising, and no course of dealing with respect to any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

9.6  Survival Beyond Term. The respective obligations of the parties under
     --------------------
     Articles 5, 6 and 7 shall survive any expiration or termination of this Agreement. Any other terms of this Agreement, which by their nature extend beyond the end of the term of this Agreement shall likewise remain in effect until fulfilled.

9.7  Publicity.  The parties will disclose the existence of this Agreement in
     ---------
     press releases and public announcements as jointly agreed upon, provided that each party acknowledges that the parties are subject to continuous disclosure rules in certain jurisdictions and each party will cooperate in the preparation and release of any news release or other publication of a matter involving the other party required by such rules.

9.8  Notices.  All notices, requests and other communications called for by this
     -------
     Agreement shall be in writing, delivered personally or by facsimile or certified or registered mail to the respective addresses set forth herein (or at such other addresses as shall be given in writing by each party to the other). All notices, requests, demands or communications shall be deemed to have been given upon personal delivery or on the calendar day following the date of the facsimile, or when received of sent by certified or registered mail.

9.9  Construction.  This Agreement has been negotiated by the parties and will
     ------------
     be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party. The headings and captions set forth herein are for convenience of reference only and shall not affect the construction or interpretation hereof.

9.10 Entire Agreement.  This Agreement and all schedules and the exhibits hereto
     ----------------
     constitute the entire agreement between the parties with respect to the subject matter hereof and all previous agreements or discussions between the parties relating to the subject matter hereof, written or oral, are hereby terminated and superseded by this Agreement. If this Agreement contemplates the attachment of a schedule or exhibit which has not been created as of the Commencement Date or which is subsequently amended after the Commencement Date, such schedule or exhibit is hereby incorporated by reference as and when created or amended without the necessity of physical attachment to this Agreement provided that each party shall have approved in writing such schedule, exhibit or amendment. This Agreement may be amended or modified only by a written instrument signed by both parties.

9.11 Counterparts.  This Agreement may be executed in counterparts, each of
     ------------
     which will be deemed an original, but all of which taken together will constitute one and the same instrument. Facsimile signatures will be deemed originals.

9.12 Enurement.  This Agreement shall be binding upon and enure to the benefit
     ---------
     of the parties hereto and their respective personal representatives, successors and assigns.

9.13   No Exclusivity. Nothing in this Agreement shall restrict or prevent
       --------------
       PCsupport.com from entering into a similar agreement with another party.

9.14   No Solicitation. The Company will not solicit for employment the
       ---------------
       employees of the other party hereto using knowledge about that employee or contact with that employee that was obtained through the performance of this Agreement.

9.15   Notices:
       -------

Notices to be given to PCsupport.com shall be delivered to:


       Contracts Administration,
       PCsupport.com, Inc.,
       Suite 300 - 3605 Gilmore Way,
       Burnaby, BC, Canada  V5G 4X5
       Telephone: 604  419 4490
       Fax:       604  419 4494

Notices and invoices to be given to the Company shall be delivered to:

       Tim Fischer, President
       Internet Services Management Group Inc.,
       3625 Park Place, Suite 150,
       Mishawaka, IN    46545
       Telephone:  (219) 273-4348 ext 104
       Fax:
       e-mail:     tfischer@skyenet.net



       RESPONSIBILITIES OF PCSUPPORT.COM TELEPHONE CALL CENTER
       -------------------------------------------------------

10.1 PCsupport.com shall provide to the Company, PCsupport.com customer communication and other telephone call centre related services (the "PCsupport.com Services") as described in Exhibit F hereto, including if applicable the processing of Company customer orders and inquiries. The PCsupport.com Services shall be provided for the benefit of existing and potential customers of the Company in respect of the Company Business (including the sale, marketing and provision of goods and services) as described in Exhibit G hereto. PCsupport.com shall use commercially reasonable efforts to provide the PCsupport.com Services in accordance with the PCsupport.com service standards (the "Service Level Agreement") described in Exhibit E hereto. For the purpose of this Agreement "commercially reasonable efforts" shall mean efforts which are consistent with the standards and degree of effort normal and customary to industry standard.

10.2 PCsupport.com shall at all times during the term of this Agreement, ensure that it has all of the fully trained and competent personnel necessary to provide to the Company the PCsupport.com Services. PCsupport.com shall, upon reasonable notice and during regular business hours, allow the Company to meet with such personnel from time to time to assess their competency. If, acting reasonably, the Company is dissatisfied with certain of the personnel's competency, it shall so notify PCsupport.com in writing, and PCsupport.com shall forthwith take such actions so as to remove the personnel so designated by the Company as not competent from servicing the Company.

10.3 Subject to applicable law and to industry standards, PCsupport.com shall establish quality control practices, including, but not limited to, the regular monitoring of calls being handled by service representatives for the purpose of ensuring compliance with the Service Standards described in Exhibit E. Subject to applicable law, industry standards and economic or technical feasibility, PCsupport.com shall, upon the Company's request, provide the Company suitable means by which the Company may conduct monitoring of calls from a remote location or on PCsupport.com site.

10.4 PCsupport.com shall provide all reasonably necessary administrative and clerical support for the PCsupport.com Services in support of the marketing of the Company Business.

10.5 PCsupport.com may refer to its retention by the Company hereunder and may display the Company's corporate or trade name in connection therewith.

10.6 PCsupport.com shall promptly following its becoming aware of same advise the Company of any material omissions or inaccuracies contained in the training documents, call scripts and processing guidelines or other supporting materials provided or approved by the Company to PCsupport.com including as provided or to be provided pursuant to Schedule (G) hereto. In the event that any such material omission or inaccuracy is discovered or a material question is presented that requires interpretation by the Company, PCsupport.com shall use reasonable and prompt efforts to obtain clarification and instruction from the Company; provided, however, that until the Company provides such clarification and instruction, PCsupport.com may proceed in any manner determined in PCsupport.com reasonable discretion to be appropriate in the circumstances.

       RESPONSIBILITIES OF THE COMPANY
       -------------------------------

11.1 All Company representatives shall conduct themselves in an appropriate, businesslike and professional manner when visiting the Center, and the Company shall be responsible for the actions of such representatives.

11.2 The Company shall provide to PCsupport.com all available proprietary information that is reasonably required or desired to train PCsupport.com personnel and assist them in performing the PCsupport.com Services effectively, including, without limitation and as may be relevant, call volume projections, sales and technical materials and literature, computer programming information, distribution plans, directories and lists of existing and prospective Company customers. The Company shall provide to PCsupport.com from time to time as reasonably required or desired detailed product and service information (including specific price quotations) to be used by PCsupport.com in providing the PCsupport.com Services. To the extent possible, the obligations of the Company contained in this section shall be set forth in Schedule (G) hereto, and are hereinafter referred to as the "Company Obligations".

11.3 Unless otherwise agreed at the time, revisions or modifications to the Company Obligations may only be made by the Company upon at least thirty
       (30) days' written notice to PCsupport.com, and in any event shall be agreed upon by both the Company and PCsupport.com, acting reasonably.

11.4 The Company shall as early as possible and at least fifteen (15) days in advance thereof, advise PCsupport.com in writing of a decision by the Company, to materially increase or decrease such external advertising or marketing support of the relevant Company good or service.

          AS WITNESS THIS CONTRACT HAS BEEN DULY EXECUTED FOR AND ON
           BEHALF OF THE PARTIES ON THE DATE FIRST BEFORE MENTIONED

  SIGNED for and on behalf of PCsupport.com, Inc.


  Signature        /s/ David Rowat
                   ------------------------------

  Name             David Rowat

  Position         Vice President Finance and Chief Financial Officer

  Date             March 14, 2000


  SIGNED for and on behalf of Skyenet Inc.

  Signature        /s/ Timothy Fischer
                   ------------------------------

  Name             Timothy Fischer

  Position         President

  Date             March 13, 2000

EXHIBIT  A - HelpDEsk Services



Self Help:  Technical resources available for users to help themselves
----------------------------------------------------------------------

Learning Center - Graphically rich, short tutorials that teach users about the Internet, common applications and operating systems.

FirstHelp* - A resource directory that indexes over 16,000 Internet resources sorted by product. There are over 2,200 software and hardware products supported. These self-help resources are verified and expanded daily.

*  available April, 2001.


Assisted Help:  Support delivered 24 x 7 by live experts
--------------------------------------------------------

Telephone Support - Immediate answers to technical support inquiries by telephone session with Support analysts.
Email An Expert - Answers to technical support inquiries via email by our Support analysts.
Live Chat - Immediate answers to technical support inquiries in a text-based, real-time interactive chat session by our Support analysts.
Desktop Sharing - Remote access and troubleshooting to a user's desktop over the Internet by one of our Support analysts.

EXHIBIT  B - PRICING

Company will give PC Support.com 30 days prior written notice if they decide to change pricing options.

Option 1:

24x365 Unlimited access to all HelpDesk Services as listed above:

--------------------------------------------------------------------------------------------
# of Sub's    Price Per Sub    % of Incidents Online    Online Usage Discount    New Price
--------------------------------------------------------------------------------------------

                                     [ * ]

* Pricing is based on a [ + ] on telephone usage and average call duration of ten minutes. Calculation of minutes allowable under the percent cap is as follows ([ + ] users X [ + ] X [ + ] minutes = [ + ] minutes monthly support time per [ + ] users). Any phone support minutes over the percentage cap will be billed at [ + ] per minute. This price also includes the Connection Wizard.

Initial Setup Fee   [ + ]

Connection Wizard Setup Fee  [ + ]



_____________________
+ Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

Option 2:


24x365 access to Assisted Help including telephone support:

---------------------------------------------------------------------------------------------
  # of Subs          Unlimited Online           Telephone Support     Connection
                          Support                  per minute            Wizard
---------------------------------------------------------------------------------------------

                                     [ + ]
* Fees for Connection Wizard are one-time fees per end-user charged when the user activates such feature.

Initial Setup Fee                  [ + ]
Connection Wizard Setup Fee        [ + ]


Option 3:


24x365 access to Assisted Help:

----------------------------------------------------------------------------------------------------------------------
   # of Subs       Price Per Agent Hour Online       Price Per Agent Hour Telephone       Connection Wizard
----------------------------------------------------------------------------------------------------------------------

                                    [  + ]
Company will determine staffing levels to deliver services in consultation with PCsupport.com. Initially, PCsupport.com will provide approximately [ + ] Agent Hours monthly, equivalent to approximately [ + ] support professionals.

Company acknowledges that Service Level Agreement specified in Exhibits C and E may not be achieved because Company will be responsible for determining appropriate staffing levels.

If the average call length is more than [ + ] minutes, additional time will be credited towards the next month's billing.

In the event, Company requests monthly staffing changes of [ + ] full time agents PCsupport.com will require 48 hour notice. For monthly staffing changes of more than +/- 3 full time agents PCsupport.com will require between 2 and 4 weeks notice.

*Fees for Connection Wizard are one-time fees per end-user charged when the user activates such feature.




___________________
+ Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

Initial Setup Fee                  [ + ]


Connection Wizard Setup Fee        [ + ]





__________________
+ Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

SALES AND SIGN-UP SERVICES

--------------------------------------------------------------------------------
   Sales/Signup (Per Minute Rate)                   Sales/Signup (Hourly Rate)
--------------------------------------------------------------------------------

                                     [ + ]

Company will determine staffing levels to deliver services in consultation with PCsupport.com. Initially, PCsupport.com will provide one (1) full-time dedicated daily (8 hour shift) Agent at the hourly rate. Initially all overflow will be signed up at the per minute rate through the non-dedicated queue. In the event, Company requests monthly staffing changes of +/- 3 full time agents PCsupport.com will require 48 hour notice. For monthly staffing changes of more than +/- 3 full time agents PCsupport.com will require between 2 and 4 weeks notice.

HOURLY FEES:

Training Rates (pre-approved)      [ + ] USD per hour


TOLL CHARGES:

Billed at cost: currently  [ + ] per minute

Note: PCsupport.com will set-up and manage 800 numbers on behalf of Company. PCsupport.com will not charge any set-up fees or maintenance fees for 800 service. PCsupport.com will transfer ownership of 800 lines to Company upon termination of contract.

SETUP AND DEPOSIT:

Company will pay a Deposit of [ + ] which will be credited towards the first month's billing as more fully described in Section 6.3 of the main contract.







______________________
+ Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

EXHIBIT  C - PCSUPPORT.COM PROVISIONING AND AVAILABILITY

Network Connectivity
     PCsupport.com assumes responsibility for obtaining and managing Internet connectivity for our services and will provide sufficient bandwidth to meet all of the performance requirements listed below.

Support Services Guidelines
     We will assist the end users by providing information based on our experience and backed up by support information published by the software vendor while applying industry standard troubleshooting methods and procedures.

     First Line support and problem resolution shall encompass, at a minimum, the following items:

          -    Identify source of the problem -- Applications vs Environment
          - Provide assistance on the products we are contracted to support by our customers
          -    Obtain appropriate resources if outside our remote scope
          -    Provide installation assistance
          -    Answer configuration questions
          -    Answer "How do I" questions
          -    Diagnose and provide solutions for known bugs with fixes
          -    Properly document problem/symptoms for escalation if necessary

Incident definition
     Incident is defined as a unique customer question asked through either: chat, email, or phone; closure of the incident may require multiple customer contacts.

Incident Escalation
     We currently offer three levels of customer support. Our First Level technicians field all questions; any incident that is beyond their capability is immediately escalated to our Second Level technicians. Our vast expertise has afforded PCsupport.com with a number of experts in particular areas. Any incident that requires escalation to a third level is passed to one of our subject matter experts (SME).

Incident Closure
     Given the resources at PCsupport.com's disposal (expertise, Internet, Knowledge base) we are able to bring closure to [ + ] of all incidents. Our First and Second Level support team

____________________
+ Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

close the majority of incidents. Closure percentage increases based on training, information resources available, and skill level of the end user.

Capacity
     We maintain approximately [ + ] excess capacity to cover shifts and manpower utilization. We use scaling models for future growth based on customer forecasts.

Live Assist
     PCsupport.com will maintain a chat acceptance time (time between chat request and acceptance by a technician) of no more than [ + ] seconds. There are times when this time may be exceeded due to end user connection speed and Internet traffic. Live Assist is available 24x7. Uptime is [ + ] (see Availability of Services).

Email
     PCsupport.com email services offer responses within 4 hours of receipt of the email. Email is available 24x7 with [ + ] uptime (see Availability of Services).

Phone
     Telephone support calls will be answered within [ + ] rings. In times of high volume an auto attendant will answer the telephone, a live technician will receive this call within 1 minute. We will provide telephone support by accepting calls from end users 24x365.


Availability of Services
     PCsupport.com services will be available to any end user, on a best endeavors basis at least [ + ] hours per week. Periodic scheduled maintenance may be performed. When the maintenance window is not required, services will be available for all member activities. Uptime for all services is [ + ].

Availability Exceptions
     1. Service inaccessibility caused by the failure of facilities or communication network or which PCsupport.com has contracted a third party supplier to provide.
     2. Physical damage to the facility and/or equipment due to Act of God circumstance.






____________________
+ Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

EXHIBIT  D - MYHELPDESK APPLICATION DETAILED FEATURE LIST


         ---------------------------------------------------------------
           Service                  Feature                   Included
          Category
         ---------------------------------------------------------------
          Automated
            Help
         ---------------------------------------------------------------
                              Disk Maintenance Utilities          Yes
         ---------------------------------------------------------------
                              Connection Wizard                   Yes
         ---------------------------------------------------------------
            Self Help
         ---------------------------------------------------------------
                              FirstHelp                          Future
         ---------------------------------------------------------------
                              Content Database                   Future
         ---------------------------------------------------------------
                              Content Filtering                  Future
         ---------------------------------------------------------------
                              Personalized Help Desk             Future
         ---------------------------------------------------------------
                              Promotion Engine                   Future
         ---------------------------------------------------------------
                              Relevancy Feedback                 Future
         ---------------------------------------------------------------
                              Session History                    Future
         ---------------------------------------------------------------
                              Learning Center                     Yes
         ---------------------------------------------------------------
          Assisted Help
         ---------------------------------------------------------------
                              Email Assist                        Yes
         ---------------------------------------------------------------
                              Live Assist                         Yes
         ---------------------------------------------------------------
                              Desktop Sharing                     Yes
         ---------------------------------------------------------------
                              Telephone Support                   Yes
         ---------------------------------------------------------------
               User
            Management
         ---------------------------------------------------------------
                              Enhanced Registration                No
         ---------------------------------------------------------------
                              Data Harvest                         No
         ---------------------------------------------------------------
                              eCommerce Engine                     No
         ---------------------------------------------------------------
                              License Key Engine                  Yes
         ---------------------------------------------------------------
                              Branding Engine                     Yes
         ---------------------------------------------------------------
             Incident
            Management
         ---------------------------------------------------------------
                              Integrated Live Support             Yes
         ---------------------------------------------------------------
                              Incident Tracking                  Future
         ---------------------------------------------------------------
                              Internal Knowledge Base            Future
         ---------------------------------------------------------------
                              Reporting                           Yes
         ---------------------------------------------------------------

Feature Descriptions

Disk Maintenance         Standard tools to increase the performance of a user's
                         hard drive.

Connection Wizard        Tool that configures a user's computer to use the
                         Internet in addition to initiating, and protecting
                         Internet connectivity.

FirstHelp                FirstHelp is a resource directory that indexes over
                         16,000 Internet resources sorted by product. There are over 2,200 software and hardware products supported.
                         These self-help resources are verified and expanded daily.

Content Database         A significant collection of how-to's, tips, bugs, and
                         tutorials are available to address some of the most common PC support issues. This content is also sorted by product and continues to grow in breadth and depth daily.

Content Filtering        A filtering mechanism allows the selection of products
                         covered by the resources and content to be tailored for each implementation. Each customer may choose a specific subset of products to support for their particular implementation. This reduces the amount of potentially distracting material that end-users might come across when searching for help.

Personalized Help Desk   A personalized help desk engine allows users to select
                         specific products that they use regularly to be part of their personalized help desk. This provides easy "one-click" access to resources for their most often used applications or hardware components. Users can select from any of the products supported by the particular implementation they are accessing but not those excluded from the service (see Content Filtering - above).

Promotion Engine         A customizable context sensitive promotion engine
                         allows promotions, offers, reminders, or other notices to be displayed to end-users when viewing an associated product directory. For example, a user browsing the help directory for Microsoft Excel, might see a notice of an upcoming company sponsored Excel productivity training course.

Relevancy Feedback       When viewing a help resource, users can provide
                         feedback on the usefulness of the resource in solving their problem.

Session History          A log of questions/problems including the resource that
                         solved the problem is maintained and available to users so they can quickly access resources that solved previous problems.

Learning Center          Graphically rich, short tutorials that teach users
                         about aspects of the Internet, common software applications and operating systems.

Email Assist             Answers to technical support inquiries by email within
                         a 4 hour turnaround time by PCsupport.com's Support analysts.

Live Assist              Immediate answers to technical support inquiries in a
                         text-based, real-time interactive chat session with one of PCsupport.com's Support analysts.

Desktop Sharing          Desktop Sharing of a user's desktop over the Internet
                         by one of PCsupport.com's Support analysts.

Telephone Support        Immediate answers to technical support inquiries
                         delivered over the telephone by PCsupport.com's Support analysts.

Enhanced Registration    Enhanced registration provides for customizing the data
                         collected from users when they register. The type of data collected can be configured for each company and does not require coding changes to the system. Data collected can include: personal information, demographic data, system information, or any other type of data.

Data Harvesting          In addition to the Enhanced Registration capabilities,
                         system profiles can be gathered from the users computer during registration using a fully automated data-harvesting component. This component is configurable to gather information from the users machine including:
                         OS, peripherals, applications, network settings, configuration, memory, hard drives, etc.

eCommerce Engine         The eCommerce engine supports multiple subscription
                         based packages at different prices in different currencies. It integrates with the user management system, providing entitlement data for users based on their purchases. It uses PCsupport.com's eCommerce payment gateway to process credit card transactions in real time securely over the Internet using industry standard encryption technology of the highest levels.

License Key Engine       A license key system allows user entitlement to be
                         handled via license keys or promotional codes rather than using the eCommerce engine. Users simply enter a valid key on the PC Support Application to obtain access to the agreed upon services. License keys or promotional codes are easily created by PCsupport.com to distribute to companies as necessary.

Branding Engine          The branding engine allows for customer logos to be
                         added to the PC Support Application easily.


Integrated Live Support  Integrated email, chat and telephone solutions allow a group of agents to deal with both types of requests using a single integrated incident management solution. The live support tools provide the ability to quickly reference a users incident history as well as push helpful content to users (i.e. URL's or KB articles).

Incident Tracking        A holistic incident tracking system allows incidents to
                         persist in the system until they are resolved, which may include a variety of customer interactions or agent activities. Incidents can be assigned to and later transferred among agents. Users can view their own incident history and refer to past case numbers when re-engaging a live support agent. Time spent on each incident activity is recorded and summed when the incident is closed.

Knowledgebase            A knowledgebase that is integrated with the live
                         support tools allows agents to easily and quickly publish knowledgebase articles from scratch or using a live support incident as a catalyst.

Reporting                A variety of reports are available quickly and readily
                         to administrators including: incident data, agent activity data, knowledge base data, and user data.

EXHIBIT E - CALL CENTER / TECHNICAL SUPPORT AGREEMENT


                PCsupport.com TELEPHONE SERVICE LEVEL AGREEMENT
                -----------------------------------------------

Service standards for telephone support as described in clauses 10.1 and 10.3 include:

-----------------------------------------------------------------------
MEASURE                       STANDARD
-----------------------------------------------------------------------
Days of Operation             Monday to Sunday, 52 weeks per year
-----------------------------------------------------------------------
Hours of Operation            24 Hours a day, 7 days a week
-----------------------------------------------------------------------
Service Level                               [ + ]
-----------------------------------------------------------------------
Average Speed of Answer  (ASA)              [ + ]
-----------------------------------------------------------------------
Secondary Service Level                     [ + ]
-----------------------------------------------------------------------
Percent of Calls Answered                   [ + ]
-----------------------------------------------------------------------
Abandon Rate                                [ + ]
-----------------------------------------------------------------------
Average Call Handle Time                    [ + ]
-----------------------------------------------------------------------
First Call Resolution                       [ + ]
-----------------------------------------------------------------------
Percent of Uptime                           [ + ]
-----------------------------------------------------------------------
Sales objectives                            [ + ]
-----------------------------------------------------------------------
Call Quality                                [ + ]
-----------------------------------------------------------------------

Further service standards will be mutually agreed upon by PCsupport.com and Company, in writing, as required to meet objectives.








______________________
+ Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

EXHIBIT F -

              NATURE OF SERVICES TO BE PROVIDED BY PCSUPPORT.COM

PCsupport.com shall provide telephone call center services on behalf of Company and their clients that will include the following:


1.   Recruitment: PCsupport.com is responsible for recruiting suitable
     -----------
     candidates to meet the staffing needs identified by quarterly call volume forecasts provided by Company. In certain circumstances, interim, revised forecasts will be made verbally, followed up in writing. Full time, part time and contract employees will be used. It is mutually agreed that PCsupport.com will make every reasonable effort to retain good employees on a permanent basis as call volumes and marketing levels dictate.

2.   Training: PCsupport.com will provide appropriate training included in its
     ---------
     base rates (as described in Exhibit B. This training is generic in nature and covers the areas of technical support skills, servicing, customer care, call centre technology, PCsupport.com indoctrination, communication skills etc. Client specific training (product information etc.) is incorporated into PCsupport.com modules. Training for proprietary software, customer care applications, and other client specific training must be pre-approved by Company.

3.   Reporting: PCsupport.com has a reporting group and will provide standard
     ----------
     reports to Company on a monthly basis. These reports include the incoming calls analysis, disposition tracking, agent performance and program performance reports. Reports above and beyond these standard reports are available, but development and distribution of custom reports may take 2-3 business days to create.

4.   Quality Assurance: The PCsupport.com QA group will randomly monitor a
     -----------------
     minimum of 10% of all calls each month on behalf of Company.

5.   Program Development: An account manager will be assigned by PCsupport.com
     --------------------
     to the Company programs. Using a program management process, PCsupport.com will work with Company to properly implement and manage its programs on an ongoing basis. Additional resources will be dedicated, as required, to deliver required results.

6.   Telephony: Company will own the rights to all 800 numbers set-up by
     ----------
     PCsupport.com. PCsupport.com will transfer the 800 numbers to the carrier of choice upon termination of this contract, whether by default or expiration. PCsupport.com will be responsible for maintaining the 800 service, negotiating rates, and will choose the carrier network while this contract is in place. All 800 line charges are billed back at cost as described in Schedule (D). PCsupport.com will create queuing structures and assign skills-based routing paths to support Company, recorded announcements (RAN) will be branded and messages must be approved by Company. Studio quality announcements may be used for the RAN (upon request) and the cost to do this will be billed back directly to Company.

7.   Supervision Ratio : The maximum supervisor-to-agent ratio shall be 8:1.
     -----------------

8.   Hours of operation: This program will normally be operated Monday to
     ------------------
     Sunday, 52 weeks per year, 24 hours per day. Company may request 'after hours' or partial coverage and coverage times will be addressed separately for those clients.


9.   Development work: PCsupport.com will provide routine development work in
     ----------------
     the form of an information technology officer (IT support, "Help Desk" troubleshooting). Ownership of all programming and software related to the customer platform, the contact management system, OE and billing systems is held by PCsupport.com.

10.  Language capabilities: PCsupport.com will work with Company to provide the
     ---------------------
     necessary language staffing, both parties acting reasonably. PCsupport.com will "skills" route all French or Spanish language calls to the top of the queue for the bilingual agents. PCsupport.com will be permitted to process Company calls from other PCsupport.com call centres or affiliates with the written approval of Company on a contingency or "disaster recovery" basis.

13.  Clerical work: Routine clerical work will be provided by PCsupport.com at
     --------------
     no additional charge.

Nature of Internet-delivered Technical Support Services to be Provided

The following shall be provided 24 hours a day, 7 days a week, 365 days a year. Internet-delivered technical support provided for the Company and its customers includes but is not limited to:

     i) Assist customers with the setup of their accounts during the signup process. This may or may not entail the customer's use of a signup CD.

     ii) Assist customers with connectivity issues and dialup configuration problems for dialup, DSL or ISDN, which are not caused by the operating system or faulty/unconfigured hardware.

     iii) Help customers setup email accounts, email aliases, setup their personal web space and change passwords as needed if we are provided access to the necessary online tools by the Company.

     iv)    Direct customers with billing inquiries to the Company.

     v) Signup new customers, including entering sufficient billing information in the Company's customer tracking/billing database, as well as setup the customer's system, including dialup, email, web browser and news.

     vi) Assist customers with reasonable questions relating to installation, configuration and setup of Internet software such as web browsers, email programs, news readers and FTP programs.

     vii) Update Company's customer tracking/billing database with changes such as, customer's address, names, plan, usernames, and passwords.

If requested by the Company provide rate and plan information to existing and potential customers that inquire about Company offerings and attempt to complete sale and/or obtain contact information for the Company's use.

EXHIBIT G - CALL CENTER / TECHNICAL SUPPORT AGREEMENT


                       COMPANY BUSINESS AND OBLIGATIONS
                       --------------------------------

For the purposes of the agreement, the COMPANY BUSINESS is a (provide
                                                             --------
description of company and services offered).
--------------------------------------------

Customer agrees to contribute to this project in the following areas. This is not necessarily a complete list:

     1.   Communications: Customer will provide regular and timely updates on
          ---------------
          all product information changes and potential changes as appropriate. Customer will inform PCsupport.com immediately of any known (or scheduled) outages or call volume spikes so that PCsupport.com can provide appropriate levels of service.

     2.   Forecasts: Customer will provide PCsupport.com with projected new
          ---------
          customer volumes on a quarterly basis so that PCsupport.com can forecast future needs and always ensure high levels of service. Customer will provide notice to PCsupport.com of changes in forecasts based on revised program requirements. PCsupport.com will translate these forecasts into reasonable FTE allocations based on achieving the Service Levels (Exhibit C).

     3.   Training: Customer will provide materials, input, guidance and
          ---------
          assistance with the PCsupport.com training program.

     4.   Constructive feedback: PCsupport.com will welcome Customer feedback on
          ----------------------
          PCsupport.com's call centre management techniques, performance and results. A long-term relationship requires active 2-way communications. PCsupport.com will also provide feedback based on its relevant experience, subject to any prior, present, or future confidentiality or non-disclosure agreements that may assist Customer in improving its products and services. This feedback may be verbal or written.

     5.   Involvement in Quality process: Customer will work with
          -------------------------------
          the PCsupport.com Quality Group to criteria, identify trends, to highlight training requirements, and to provide appropriate feedback to the call centre floor.